Exhibit 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This Amendment to Employment Agreement (the "Amendment Agreement") is entered into as of November 30, 2000, by and among A.T. Massey Coal Company, Inc., a Virginia corporation ("Massey"); Fluor Corporation, a Delaware corporation, which shall be renamed Massey Energy Company in connection with the transactions described below (together with its successors and permitted assigns, "Parent"); Fluor Corporation, a Delaware corporation (together with its successors and permitted assigns, "New Fluor"); and Don L. Blankenship (the "Executive").

     WHEREAS, the Executive entered into an Employment Agreement with Massey and Parent, dated as of October 1, 1998, pursuant to which the Executive is employed as the Chairman and Chief Executive Officer of Massey; and

     WHEREAS, the Executive entered into a Special Successor Development and Retention Program agreement (the "SSDRP Agreement") with Parent and adopted by Parent in September 1998 pursuant to which the Executive received certain compensation and benefits; and

     WHEREAS, the Board of Directors of Parent has determined to reorganize Parent by separating from Parent all businesses currently conducted by Parent other than certain businesses associated with Massey and to cause such businesses to be owned and conducted, directly or indirectly, by New Fluor; and

     WHEREAS, in order to effect such separation, the Board of Directors of Parent has determined to distribute to the holders of Parent's common stock, par value $0.625 per share, all of the outstanding shares of common stock of New Fluor pursuant to a Distribution Agreement with Parent (the "Distribution"); and

     WHEREAS, each of Parent, New Fluor, Massey, and Executive has determined that it is necessary and desirable to address their rights and obligations under the Employment Agreement, and to address the treatment of certain stock-based compensation arrangements under the Employment Agreement, on or prior to the consummation of the Distribution,

     NOW, THEREFORE, in consideration of the mutual promises and commitments set forth herein, the receipt and sufficiency of which all parties acknowledge, the parties agree as follows:

     1. Parent and Massey hereby ratify the Employment Agreement and SSDRP Agreement and acknowledge and agree that they shall be bound by all the terms thereof following the Distribution, except as expressly provided herein. The Executive agrees that the execution of the Distribution Agreement, and the consummation of the transactions provided for thereunder, shall not constitute a termination of the Executive's employment under the Employment Agreement, the SSDRP Agreement or otherwise, and that the Employment Agreement shall remain in full force and effect following the Distribution, except as expressly provided herein.

     2. Upon consummation of the Distribution, notwithstanding anything to the contrary in the Employment Agreement or SSDRP Agreement, the stock-based compensation arrangements provided for under the Employment Agreement shall be adjusted as follows:

     a. Pursuant to Section 4(c) of the Employment Agreement and the terms of the SSDRP Agreement, the Executive has been granted 31,264 shares of Parent restricted stock and 17,559 Parent restricted unit share equivalents. Upon consummation of the Distribution, (i) the foregoing shares of Parent restricted stock and the foregoing Parent restricted units shall continue in accordance with their terms and the terms of the Employment Agreement and the plan(s) under which they were granted, and (ii) Executive shall receive an equivalent number of shares of New Fluor restricted stock and of New Fluor restricted unit share equivalents. The New Fluor stock and units described in clause
          (ii) of this Section 2(a) shall fully vest as of 4 p.m., New York City Time, on the first trading day following the effective time of the Distribution. In cancellation and satisfaction of the foregoing New Fluor restricted units, Parent shall pay Executive $403,857, concurrently with the vesting of the stock described in the preceding sentence. In addition to the foregoing, Parent shall pay to the Executive an amount equal to the difference, if any, obtained by subtracting the Fair Market Value of the New Fluor restricted stock from $719,072. The foregoing payment shall be made by Parent within two weeks following the effective time of the Distribution. For purposes of this Section 2(a), the term "trading day" means a day on which Parent's common stock trades on the New York Stock Exchange, and the Fair Market Value of the New Fluor restricted stock shall equal an amount determined by multiplying 31,264 by the closing price of New Fluor common stock reported for the first trading day following the effective time of the Distribution. Except as provided in this clause
          (a), Executive shall not have any claim or right to receive, hold, exercise, or otherwise be entitled to any New Fluor restricted stock or restricted units.

     b. The Executive has been granted options potentially exercisable for shares of Parent common stock in the number and at the exercise prices set forth in Schedule A. Upon consummation of the Distribution, such options shall continue in accordance with their terms and the terms of the Employment Agreement and the plan(s) under which they were granted, except that (i) the number of shares of Parent stock covered by such options shall be multiplied by 3.4, and (ii) the exercise price of such options shall be divided by 3.4. Executive shall not have any claim or right to receive, hold, exercise, or otherwise be entitled to any New Fluor stock options.

     c. Pursuant to Section 4(d) of the Employment Agreement, the Executive has been or will be granted 240,000 units of Parent Shadow Stock. Upon consummation of the Distribution, (i) the units of Parent Shadow Stock shall continue to be granted, vest and otherwise be subject to their terms and the terms of the Employment Agreement and the plan(s) under which they were granted, and (ii) within two weeks following the effective time of the Distribution Parent shall pay Executive $5,520,000. Executive shall not have any claim or right to receive, hold, exercise, or otherwise be entitled to any New Fluor Shadow Stock.

     d. Pursuant to Section 4(e) of the Employment Agreement, the Executive has been granted Stock Appreciation Rights ("SARs") on 300,000 shares of Parent stock with a strike price of $40.59375 per share. Upon consummation of the Distribution, (i) such SARs shall continue to constitute SARs on 300,000 shares of Parent stock and otherwise shall remain subject to their terms and the terms of the Employment Agreement and the plan(s) under which they were granted, except that the exercise price of such SARs shall be divided by a fraction the numerator of which shall equal the opening price per share for Parent Common Stock on the first trading date after the effective time of the Distribution, and the denominator of which shall equal the closing price per share of Parent common stock on the last trading day before the effective time of the Distribution, and (ii) Parent shall credit an amount equal to $2,778,700 to Executive's account under the Deferred Compensation Plan maintained by Parent. Executive shall not have any claim or right to receive, hold, exercise, or otherwise be entitled to any New Fluor SARs.

     e. The Parties to this Amendment Agreement hereby agree that the provisions of this Section 2 shall operate in lieu of, and shall supercede, any provision to the contrary in the terms of the restricted stock, restricted unit, stock option, shadow stock and SAR grants described above, in the Employment Agreement and the SSDRP Agreement and in the plan(s) under which such arrangements were granted, addressing the exercisability and/or adjustment of such awards upon the Distribution or an equivalent event.

     3.   Release of New Fluor Parties.  The Executive, on behalf of himself and
          -----------------------------
anyone claiming through him ("Executive Parties"), agrees to release and further not to sue New Fluor and its divisions, subsidiaries, partnerships, affiliates and other related entities (whether or not such entities are wholly owned), together with the past, present, and future owners, trustees, fiduciaries, shareholders, administrators, directors, officers, agents, partners, employees, representatives, attorneys, and the predecessors, successors, and assigns of each of them (collectively, the "New Fluor Parties," provided however that the term "New Fluor Parties" shall not include Parent, Massey or persons claiming through either of them) with respect to any and all claims, whether currently known or unknown, which the Executive Parties now have, have ever had, or may ever have, against any of the New Fluor Parties arising from or related to any act, omission, or thing occurring at any time before or on the date that the Executive executes this Amendment Agreement.

     Without limiting the foregoing language in any way, the claims released by the Executive Parties include, but are not limited to, any and all claims arising out of or related in any way to the Executive's employment with Massey. The claims released by the Executive Parties also include, but are not limited to, any and all claims that could have been asserted by the Executive Parties against any of the New Fluor Parties in any federal, state, or local court, commission, department, or agency under any common law theory or under any fair employment, employment, contract, tort, federal, state, or local law, regulation, ordinance, or executive order, including without limitation the following laws as amended from time to time: the Consolidated Omnibus Budget Reconciliation Act of 1985, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Older Workers' Benefit Protection Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act of 1993, the California Civil Code, and the California Fair Employment and Housing Act.

     4.   Release of Executive Parties.  New Fluor, on behalf of itself and
          -----------------------------
anyone claiming through it, agrees to release and further not to sue the Executive Parties with respect to any and all claims, whether currently known or unknown, which the New Fluor

Parties now have, have ever had, or may ever have, against any of the Executive Parties arising from or related to any act, omission, or thing occurring at any time before or on the date that the Executive executes this Amendment Agreement.

     5.   California Civil Code 1542.  The parties hereby acknowledge that they
          ---------------------------
are familiar with California Civil Code Section 1542, which reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the parties hereto knowingly and voluntarily waives and relinquishes all rights and benefits that they may have under California Civil Code Section 1542 or a comparable state law and acknowledges and agrees that this waiver is an essential and material term of this Agreement, and that without such waiver this Agreement would not have been entered into.

     6.   Counterparts.  The Amendment Agreement may be executed in multiple
          -------------
counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     7. THE EXECUTIVE ACKNOWLEDGES THAT HE UNDERSTANDS THE TERMS AND EFFECTS OF THIS AGREEMENT, THAT HE HAS BEEN ADVISED TO CONSULT AND HAS CONSULTED WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, AND THAT HE HAS BEEN INFORMED THAT HE IS ENTITLED TO A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT, BUT THAT HE MAY EXECUTE THIS AGREEMENT AT ANY TIME PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY GRACE PERIOD. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT WITHIN SEVEN (7) DAYS FROM THE DATE OF EXECUTION OF THIS AGREEMENT HE MAY, AT HIS SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO MASSEY AND THE AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE SEVEN
(7)-DAY REVOCATION PERIOD HAS EXPIRED.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.

                                    FLUOR CORPORATION,
                                    a Delaware Corporation incorporated in 1978
                                    (to be renamed Massey Energy Company as of the Distribution)

                                    By: /s/ Philip J. Carroll, Jr.
                                        ------------------------------


                                    FLUOR CORPORATION,
                                    a Delaware corporation incorporated in 2000

                                    By: /s/ L. N. Fisher
                                        ------------------------------


                                    A.T. MASSEY COAL COMPANY, INC.


                                    By: /s/ Jeffrey M. Jarosinski
                                        ------------------------------



                                    DONALD L. BLANKENSHIP


                                    By: /s/ Donald L. Blankenship
                                        ------------------------------